                                                   Exhibit (f)

              MONTHLY CERTIFICATEHOLDERS' STATEMENT
                  DISCOVER CARD MASTER TRUST I
                 Series 1999-6 Monthly Statement

              Class A Certificate CUSIP # 25466KCN7
              Class B Certificate CUSIP # 25466KCP2

Distribution Date: July 15, 2004              Month Ending: June 30, 2004

Pursuant to the Series Supplement dated as of December 14, 1999, as amended, relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank
(formerly Greenwood Trust Company) and U.S. Bank National
Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust.
We have set forth below this information for the Distribution
Date listed above, as well as for the calendar month ended on the date listed above.

1.Payments to investors in Series 1999-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)

  Series 1999-6                       Total        Interest       Principal

  Class A 180 days at6.8500000% $34.250000000   $34.250000000     $0.000000000

  Class B 180 days at7.1000000% $35.500000000   $35.500000000     $0.000000000


2.Principal Receivables at the end of June, 2004
  (a)	Aggregate Investor Interest                           $28,023,146,000.00

        Seller Interest                                      $6,225,463,072.54

        Total Master Trust                                  $34,248,609,072.54

  (b)	Group One Investor Interest                           $28,023,146,000.00

  (c)   Series 1999-6 Investor Interest                        $789,474,000.00

  (d    Class A Investor Interest                              $750,000,000.00

        Class B Investor Interest                               $39,474,000.00

3.Allocation of Receivables Collected During June, 2004
                                                                     Yield
                                                                 Collections/
                                Finance Charge      Principal     Additional
                                 Collections       Collections       Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation    $369,062,718.42$4,979,775,178.45        $0.00

Seller Allocation                 $82,150,604.86$1,108,460,765.42        $0.00

(b) Group One Allocation         $369,062,718.42$4,979,775,178.45        $0.00

(c) Series  1999-6 Allocation     $10,387,381.92  $140,157,279.66        $0.00

(d)  Class A Allocation            $9,868,035.38  $133,149,720.09        $0.00

     Class B Allocation              $519,346.54    $7,007,559.57        $0.00

                                  1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of June, 2004                17.54%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of June, 2004                 1.30%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of June, 2004                18.84%

4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the  Deficit Amount
                 SPFA on this         on this          SPFA       Investment
               Distribution Date Distribution Date    Balance       Income
Series 1999-6              $0.00             $0.00         $0.00         $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on   Total Payments
                               this              this          through this
                        Distribution Date Distribution Date Distribution Date
Series 1999-6                 $0.00             $0.00              $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                     Deposits into the SIFA         SIFA
                                   on this Distribution Date       Balance
   Series 1999-6                                 $4,514,804.50           $0.00

7. Pool Factors for June, 2004
   Class A                                                          1.00000000

   Class B                                                          1.00000000


8.Investor Charged-Off Amount
                                                         Cumulative Investor
                                              June, 2004  Charged-Off Amount

  (a) Group One                          $175,897,943.85                 $0.00

  (b) Series 1999-6                        $4,950,700.87                 $0.00

  (c) Class A                              $4,703,176.58                 $0.00

      Class B                                $247,524.29                 $0.00

  (d) As an annualized percentage of
       Principal Receivables at the
       beginning of June, 2004                     7.53%                   N/A

                                  2

9.Investor Losses for June, 2004

                                                        Per $1,000 of Initial
                                              Total   Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 1999-6                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

10. Reimbursement of Investor Losses for June, 2004

                                                       Per $1,000 of Initial
                                               Total Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 1999-6                           $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for June, 2004

                                                       Per $1,000 of Initial
                                              Total  Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 1999-6                          $0.00                      $0.00

   (c) Class A                                $0.00                      $0.00

       Class B                                $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                $46,749,103.32

   (b) Series 1999-6                                             $1,315,790.00

   (c) Class A                                                   $1,250,000.00

       Class B                                                      $65,790.00

13. Class Available Subordinated Amount on this Distribution Date

                                                         As a Perecentage of
                                       Total          Class A Invested Amount
     Series 1999-6, Class B          $67,105,290.00                    8.9474%

                                  3

14. Total Available Credit Enhancement Amounts

                                                Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date          $0.00   $31,578,960.00

  (b) Available Amount on this Distribution Date        $0.00   $31,578,960.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date             $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date              $21,252.34

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   June, 2004                                               $34,681,412,459.37

                                      Delinquent Amount   Perecentage of Ending
    	Payment Status                 Ending Balance     Receivables Outstanding

   	30-59 Days                        $573,417,791.55           1.65%

   	60-179 Days                     $1,210,145,848.14           3.49%

                                                     (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                         4.16%
                                 (3)
   (b) Series 1999-6                                                    -0.63%

17. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of June, 2004                  6.57%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


_____________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess Spread remaining after all Trust expenses for all series, including each subseries, have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess Spread Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Series (see Item 12(b)), (iii) the Investor Charged-Off
Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date.
The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) The Charged-Off Amount and associated percentage (see
Item 8) exclude finance charge and fee write-offs. Net principal charge-offs, expressed as a percentage in
Item 17, is equal to the Charged-Off Amount minus principal recoveries (which exclude recoveries of finance charge and fee write-offs). For purposes of allocations to investors, all recoveries are treated as Finance
Charge Collections and are included as such in Item 3.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                        Series 1999-6 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended
(the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of December 14, 1999, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the
 Discover Card Master Trust I, Series 1999-6 Master Trust
Certificates for the Distribution Date occurring  on July 15,  2004:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   June, 2004 is equal to                                    $6,539,449,267.15


4. The aggregate amount of Class A Principal Collections
   processed during June, 2004 is equal to                     $133,149,720.09

5. The aggregate amount of Class A Finance Charge Collections
   processed during June, 2004 is equal to                       $9,868,035.38

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       June, 2004 is equal to                                            $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00

   (c) with respect to the Class A Investor Interest is equal to         $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                 $25,687,500.00

                                  1

9. The aggregate amount of Class B Principal Collections
   processed during June, 2004 is equal to                       $7,007,559.57

10.The aggregate amount of Class B Finance Charge Collections
   processed during June, 2004 is equal to                         $519,346.54

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       June, 2004 is equal to                                            $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00

   (c) with respect to the Class B Investor Interest is equal to         $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                  $1,401,327.00




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee Pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 2004.


Series 1999-6                     DISCOVER BANK
                                  as Master Service


                                  By: /S/ Patricia S. Hall
                                  ___________________________________
                                  Assistant Vice President,
                                  Assistant Treasurer and
                                  Secretary



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